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                                                                   EXHIBIT 10.29



                        STOCK POOLING AGREEMENT


     This Stock Pooling Agreement ("Agreement") is made as of the Effective Date (as defined in Article 12.01 below) by and among ROY F. WESTON, INC., a Pennsylvania corporation (the "Company"), and those holders of the non-publicly traded Common Shares of the Company who have executed this Agreement and are identified on Schedule A of this Agreement (singly, a "Pool Member" and collectively, the "Pool Members").

     WHEREAS, the capital stock of the Company consists of two series of common stock: (1) Series A Common Shares, which currently are publicly traded on the NASDAQ Stock Market ("Series A Shares") and (2) Common Shares, which are not publicly traded ("Common Shares); and

     WHEREAS, the Company is engaged in an effort to return to profitability and desires to enhance its ability to raise capital in connection with management's strategic plan; and

     WHEREAS, the Company and certain of its shareholders believe that the Company's efforts to return to profitability and to raise capital would be assisted by reducing the potential for shareholder disagreement and by promoting unity, stability and continuity in decision-making; and

     WHEREAS, the Pool Members desire to ensure that all Common Shares now held or hereafter acquired by them (the "Pooled Shares") be voted together on all matters, in order to (1) promote unity among the Pool Members; (2) minimize the potential for disruption in matters to be voted upon by shareholders of the Company, and (3) promote stability and continuity in the management of the Company; and

     WHEREAS, the Pool Members desire to provide for certain restrictions on the transferability of the Common Shares owned by the Pool Members; and

     WHEREAS, the Board of Directors of the Company has determined that this Agreement is in the best interest of the Company and has, therefore, approved it;

     NOW, THEREFORE, in consideration of the mutual agreements contained herein and intending to be legally bound, the parties hereby agree as follows:





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     Article 1.  Voting Agreement

     1.01 Shares to be voted. Each Pool Member shall complete Exhibit "A" attached hereto with respect to the Pooled Shares held by that Pool Member, upon which such Pool Member shall become a party to this Agreement and be legally bound by this Agreement. Each Pool Member warrants and represents that:

(a) he, she or it is record or beneficial owner of the number of the Company's Common Shares set forth opposite the Pool Member's name on Exhibit "A" attached to this Agreement, and that those shares are all of the Common Shares of which he, she or it is the record or beneficial owner;

(b) he, she or it has the full and complete right to vote such Common Shares at any meeting of shareholders of the Company at which a vote of shareholders is taken, and to execute and deliver a written consent with respect to such shares; and

(c) no other person has any right, title or interest in or to such Common Shares (including but not limited to any right to vote or to control or direct the voting of such Common Shares), which would prevent such Pool Member from carrying out any obligations imposed by this Agreement,

(d) any Common Shares of the Company which he, she or it hereafter acquires, of record or beneficially, shall become Pooled Shares subject to all of the terms of this Agreement.

(e) he, she or it has entered into this Agreement voluntarily and with full knowledge of the rights and obligations created under this Agreement,

(f) he, she or it has full right and power to execute this Agreement, that any action necessary to authorize such execution has been taken, and that this Agreement has been duly executed and delivered and constitutes his, her or its binding agreement, enforceable against him, her or it.

            1.02. Voting of the Pooled Shares.

(a) At any meeting of the shareholders of the Company at which a vote of shareholders is taken (and in any written consent of shareholders of the Company in lieu of such a meeting), all of the Pooled Shares shall be voted in accordance with the later


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      to occur of: (i) the majority vote of the Pooled Shares, determined by separate vote of the Pooled Shares (a "Pool Vote") conducted in the manner set forth in this Article 1.02, or (ii) voting instructions contained in a written notice (a "Pool Majority Notice") which is (A) executed by Pool Members entitled to vote more than fifty percent (50%) of the Pooled Shares and (B) received by the Secretary of the Company at any time before a vote of shareholders of the Company is taken (or before a written consent of shareholders of the Company becomes effective).

(b) At least 20 days before the date of any shareholders' meeting at which a vote of shareholders is taken, and as far as practicable in advance of any solicitation of action by written consent of shareholders, the Company shall distribute to each Pool Member (1) notice of any matter on which such vote is to be taken or written consent is to be solicited, (2) any information which would be required to be submitted to shareholders of the Company in connection with such vote, or solicitation of consent, and (3) a form of ballot on which the Pool Member can record the vote of the Common Shares of the Pool Member on the matter. Upon written request, the Company shall also provide a Pool Member, as promptly as practicable, with any additional information which the Company would be required to provide upon written request to any shareholder of the Company;

(c)  Within 15 days after receipt of the notice and ballot described in
     Article 1.02(b) above, each Pool Member who wishes to vote in the Pool Vote shall complete and execute the ballot and return it to the Secretary of the Company. The ballot shall clearly indicate how the Common Shares of the Pool Member are voted on the matters described in the notice, including any abstention on any matter. Any Pool Member who fails to timely return a ballot or whose ballot is not completed in accordance with this Article 1.02(c) shall be deemed to have abstained from the Pool Vote.

(d) The Company shall tabulate the Pool Vote according to the ballots of the Pool Members received within the time specified in Article 1.02(c) above. The Company shall be entitled to rely on any information set forth in a ballot, including the authenticity of any signature on the ballot, and shall be permitted, but not required, to make any investigation or examination beyond the face of a ballot.

(e) In any Pool Vote under this Article 1.02, no quorum or other minimum number of Pooled Shares need be voted; and the action


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      chosen by the vote of the majority of those Pooled Shares which have been properly voted by ballot in the Pool Vote shall constitute the majority vote of the Pooled Shares. Pooled Shares which are not voted, or respecting which a Pool Member has abstained (or been deemed to have abstained) shall not be counted in determining the number of Pooled
      Shares voted in a Pool Vote under this Article 1.02.

(f) At the time of execution of this Agreement each Pool Member shall execute and deliver to the Secretary of the Company, an irrevocable Proxy, in the form attached to this Agreement as Exhibit "B", granting to the Company (in such capacity, the "Proxyholder"), the right to vote, in any vote of shareholders of the Company (and to provide consent of, in any solicitation of consent from shareholders of the Company) all Common Shares held by that Pool Member, in accordance with this Section 1.02. At any meeting of shareholders of the Company at which a vote is taken (and in response to any solicitation of consent of shareholders), the Proxyholder shall cast the vote (or provide the consent) of all Pooled Shares in accordance with the vote of the Pooled Shares, determined in accordance with this Section 1.02; provided, however, that if, after a Pool Vote is taken, a Pool Majority Notice is received by the Secretary of the Company at any time before a vote of shareholders of the Company is taken (or before a written consent of the shareholders of the Company is effective), the Proxyholder shall cast the vote (or provide the consent) of all Pooled Shares in accordance with the voting instructions contained in the Pool Majority Notice, even if those instructions differ from the vote of the Pooled Shares. If at any meeting of shareholders of the Company, a motion is properly made for a vote of shareholders on any issue which has not been submitted to Pool Members for a Pool Vote, the Company shall, to the extent permitted by law, postpone such vote until a vote of Pool Members can be held or a Pool Majority Notice can be obtained.

(g) No Pool Member shall vote (or authorize or permit the vote of) any Pooled Shares on any matter except in conformity with this Section 1.02, and the Company shall not recognize or treat as valid any purported vote not in compliance with the terms of this Agreement.

(h) The Company's obligations under this Article 1.02, including the Company's voting of the Pooled Shares as Proxyholder under Article 1.02(f), shall be purely administrative and ministerial. The Company shall not exercise any discretion in its role as Proxyholder, but shall be bound to vote those


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      shares strictly in accordance with the terms of this Article 1.02.


     Article 2.  Provisions Restricting Transfer of Shares

     2.01. Restrictions on Transfer.

(a) No Pool Member shall sell, assign, transfer, convey, give, donate, pledge or otherwise encumber or dispose of any Pooled Shares or any interest therein now held or hereafter acquired by him, her or it (collectively a "transfer"), except by operation of law or as provided in this Agreement.

(b) Any purported transfer of Pooled Shares not in accordance with the provisions of this Agreement shall be void and ineffectual and shall not operate to transfer any interest or title to the purported transferee. The Company shall not cause or permit any transfer of any of the Pooled Shares to be registered on its books unless such transfer is made in accordance with the terms of this Agreement. The Company shall be protected in relying on the record of shareholders maintained by it or on its behalf for all purposes, notwithstanding any notice of any purported transfer to the contrary. The Company shall require any permitted transferee of Pooled Shares (including, without limitation, a transferee pursuant to Article 2.04) to become a party to this Agreement by an instrument satisfactory to the Company in form and substance, as a condition to any transfer.

     2.02. Transfers by Operation of Law. If any Pooled Shares are transferred by operation of law, (e.g. in the event of the bankruptcy or incapacity of a Pool Member) the transferee shall receive such Pooled Shares subject to all of the provisions of this Agreement, including but not limited to the rights granted to the Company and others herein to acquire any such Pooled Shares.

     2.03 Transfers Between Pool Members. Any Pool Member may freely transfer any of that Pool Member's Pooled Shares to any other Pool Member (or to a trust of which all the beneficiaries of such Pooled Shares are Pool Members or their issue), by gift, sale or otherwise, with or without consideration, in any manner or combination, and without the prior approval of any other Pool Member or the Company; provided, however, that the Pooled Shares so transferred shall remain subject to all of the terms of this Agreement, without any further action of the Company or the Pool Members. In the event of any transfer to a trust, the trust shall, as a condition precedent to such transfer, agree to be bound by all of the terms of this Agreement.



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      2.04. Transfer By Descent/Distribution.

(a) Any Pool Member may freely transfer any of that Pool Member's Pooled Shares by will, without the prior approval of any other Pool Member or the Company, and the shares of a deceased Pool Member shall pass according to his/her will (or according to applicable intestacy laws should the Pool Member die without a will), subject, however, to the terms of this Agreement.

(b) Any Pool Member that is a trust or Partnership may distribute Pooled Shares held by it to any beneficiary of the trust or partner of the partnership, in accordance with the terms of the trust or partnership, subject, however, to the terms of this Agreement.

     2.05. Other Transfer of Pooled Shares.

(a) If any Pool Member (the "Selling Pool Member") wishes to transfer any Pooled Shares (the "Offered Shares") other than through a transfer permitted under Articles 2.03 or 2.04 above, that Pool Member shall first give written notice of intention to transfer ("Notice of Sale") to the Secretary of the Company. The Notice of Sale shall specify the number of Offered Shares and shall state whether the Selling Pool Member wants to receive consideration in the form of (i) cash at the price per share of the Company's Series A Shares on the Closing Date (as defined below in
     Article 2.01(d)) or (ii) an equal number of shares of the Company's Series A Shares. The specified consideration shall be either all cash or all Series A Shares. Within twenty (20) days after the Secretary's receipt of the Notice of Sale, the Company will furnish a copy of the Notice of Sale to each of the other Pool Members (the "Non-Selling Pool Members").

(b) Within 20 days after his, her or its receipt of a Notice Of Sale, (1) each Non-Selling Pool Member who wishes to purchase any of the Offered Shares for the specified consideration shall give written notice (the "Pool Member Purchase Notice") to the Selling Pool Member and to the Secretary of the Company. The Pool Member Purchase Notice shall specify the number of the Offered Shares, which the Non-Selling Pool Member wishes to purchase. The Pool Member Purchase Notice may specify the purchase of all or any portion of the Offered Shares.


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(c)  Each Non-Selling Shareholder who timely provides a Pool Member Purchase
     Notice shall have the right to purchase the lesser of (i) the number of Offered Shares determined by multiplying the total number of Offered Shares by a fraction, the numerator of which shall be the total number of Pooled Shares held by that Non-Selling Pool Member, and the denominator of which shall be the total number of Pooled Shares held by all Non-Selling Pool Members who timely provided Pool Member Purchase Notices; or (ii) the number of Offered Shares set forth in that Non-Selling Pool Member's Purchase Notice. If only one Non-Selling Pool Member timely provides a Pool Member Purchase Notice, that Pool Member shall have the right to purchase up to all of the Offered Shares.

(d) Closing on the sale of the Offered Shares shall be held, at 10:00 a.m., at the Company's headquarters on the date which is sixty-one (61) days after the Company has received the Notice of Sale, or if that date is not a business date on which the Company is open for business, on the first such business date thereafter (the "Closing Date"). Any of the Offered Shares which are not purchased by Non-Selling Pool Members shall be purchased at the Closing by the Company.

(e) The purchase price to be paid at Closing for each Offered Share purchased for cash shall be the closing price per share of the Series A Shares (NASDAQ symbol: WSTNA) as published in the Wall Street Journal on the trading day immediately before the Closing Date. The purchase price to be paid at Closing for each Offered Share purchased for Series A Shares shall be one Series A Share, appropriately adjusted to reflect any stock splits, stock dividends, or other reclassifications or combinations of the Common Shares or the Series A Shares which was not effected with respect to the other series of Stock.

(f) If the purchaser of Offered Shares is a Pool Member the purchase price for the Offered Shares shall be paid in cash or Series A Shares as specified in the Notice of Sale. If the purchaser of Offered Shares is the Company, and the Notice of Sale specifies that the consideration is to be Series A Shares, the purchase price for the Offered Shares shall be paid in Series A Shares. If the purchaser of the Offered Shares is the Company, and the Notice of Sale specifies that the consideration is to be cash, the purchase price may be paid, at the sole discretion of the Company, in cash or Series A Shares, or any combination of cash or Series A Shares.

(g) At Closing the Selling Pool Member shall deliver to the purchaser certificates representing the Offered Shares, duly


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     endorsed for transfer, free and clear of any liens, restrictions or encumbrances (except those arising from this Agreement), and (if required by the purchaser) with signature guaranteed, and accompanied by all documents necessary to effect transfer of the Offered Shares and the purchaser or purchasers shall deliver the consideration therefor required by this Agreement.

(h) The Company shall, in a timely manner, take all legally permissible action which is necessary for the Company to take in order to make Series A Shares, received by a Selling Pool Member in exchange for Pooled Shares, freely tradable to the extent permitted by law or regulation, including the limitations of SEC Rule 144. After such exchange of Pooled Shares for Series A Shares, however, a Selling Pool Member shall, at all times, limit sales of such Series A Shares in accordance with the volume resale limitations of SEC Rule 144, even if that Selling Pool Member is not otherwise subject to the requirements of SEC Rule 144.

     2.06. Permitted Transferee of Pooled Shares Subject to Agreement.

(a) Any person or entity, other than the Company, who receives Pooled Shares in a transfer under Articles 2.02 through 2.05 above (a "Permitted Transferee"), shall (i) receive such shares subject to all of the terms of this Agreement, including but not limited to the Voting Agreement under
     Article 1.02 and the restrictions on transfer set forth in this Article 2, and (ii) immediately be a Pool Member, without further action by the Company or the other Pool Members.

(b) Upon the permitted transfer of Pooled Shares, a Permitted Transferee shall promptly notify the Secretary of the Company of the transfer, and shall include in that notice all information concerning the transferee listed in Exhibit "A", including the transferee's mailing address for the purpose of receiving notices under this Agreement. Upon receipt by the Secretary of the Company of such notice, Exhibit "A" attached to this Agreement shall be deemed amended to provide that the Permitted Transferee shall be listed as a Pool Member, and any Pooled Shares so transferred shall be listed as the Pooled Shares of the Permitted Transferee and subtracted from the Pooled Shares of the transferor.

(c) Until the Secretary of the Company has received notice from a Permitted Transferee in accordance with Article 2.06(b) above, accompanied by a duly executed proxy in the form of Exhibit B


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     attached to this Agreement: (i) neither the Company nor any Pool Member shall be required to send to the Permitted Transferee any notice or other communication required to be sent to Pool Members under this Agreement, including any notice of a Pool Vote, any ballot for a Pool Vote or any Notice of Sale; (ii) a Pool Vote or transfer of Pooled Shares may proceed under the terms of this Agreement and will be valid, without the participation of the Permitted Transferee; and (iii) the transferee shall have no right to vote or transfer any Pooled Shares.

(d) Any person who ceases to hold any Pooled Shares shall no longer be a Pool Member.

     Article 3.  Remedies.

     3.01. Equitable Relief. The parties acknowledge that the Common Shares are unique, and that any violation of this Agreement cannot be compensated for in damages alone. Therefore, in addition to all of the other remedies which may be available under applicable law, any party hereto shall have the right to equitable relief, including, without limitation, the right to enforce specifically the terms of this Agreement by obtaining injunctive relief against any violation or non-performance hereof.

     Article 4.  Governing Law.

     4.01. This Agreement will be governed by and construed in accordance with the internal laws of the Commonwealth of Pennsylvania (and United States federal law, to the extent applicable) without giving effect to principles of conflicts of law.

     Article 5.  Notices.

     5.01. All notices, offers, acceptances and other communications provided by a party to another party shall be in writing and shall be delivered by first class, certified mail, return receipt requested, or by reputable overnight express mail service (such as Federal Express), postage prepaid, to the Company at the following address:

                          1 Weston Way
                          West Chester, PA 19380-1499
                          Attention: Corporate Secretary

and to each Pool Member at the address set forth on Exhibit "A", or at such other address as shall have been specified in a notice


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given hereunder.  Any notice, offer, acceptance and other communication provided by any party to another party shall be deemed to have been received and shall be legally effective for all purposes three business days after it is deposited in the mail or provided to an overnight delivery carrier in the manner set forth above in this Article 5; except however for a Pool Majority Notice, which shall only be effective upon receipt by the secretary of the Company.

     Article 6.  Legends.

     6.01. Within thirty (30) days after the effective date of this Agreement, each certificate for Common Shares held by any Pool Member shall be delivered to the Company by each Pool Member and shall be marked with the following legend:

             The shares represented by this certificate are subject to certain voting restrictions and transfer restrictions, including the option to purchase given to others, and the transfer of this certificate and the shares it represents is restricted, all as more fully set forth in an Agreement between this Company and certain of its shareholders effective on _________, 1997, as it may be amended from time to time, the terms of which are incorporated herein by reference, and a copy of which may be inspected at the principal office of the Company.

     Article 7.  Arbitration.

     7.01. In the event of any dispute whatsoever arising as to the interpretation of any provision of this Agreement or arising as to the rights, duties or obligations of any of the parties to this Agreement in connection with any provision of this Agreement, that dispute shall be submitted to arbitration in Philadelphia, Pennsylvania in accordance with the rules then obtaining of the American Arbitration Association. Any decision of the Arbitrator(s) shall be binding on all parties in interest and judgment upon the award rendered may be entered in any court having jurisdiction thereof. The prevailing party in any such arbitration shall be entitled to recover, in addition to all other appropriate relief, the cost and expenses incurred by that party (including reasonable counsel fees) in connection with obtaining or enforcing the arbitration award.

     Article 8.  Counterparts.



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     8.01. This Agreement may be executed in any number of counterparts, each of which, after the Effective Date, shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. An executed counterpart of this Agreement and all amendments hereto shall be kept at the principal office of the Company and shall be made available for inspection by any interested party during regular business hours.

     Article 9.  Assignment.

     9.01 Neither the Company nor any Shareholder shall assign, transfer, pledge or otherwise encumber or dispose of its or his rights or obligations under this Agreement except as otherwise provided herein. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the respective parties hereto, and their personal representatives, estates, successors, and assigns, including any transferee of the Pooled Shares subject to this Agreement.

     Article 10.  Severability.

     10.01. If any provision of this Agreement is held to be invalid or unenforceable, after exhaustion of all appeals, by any award or judgment of a tribunal of competent jurisdiction, it shall to that extent be omitted, but the remainder of this Agreement shall not be affected by such judgment or award, and the Agreement shall be carried out as nearly as possible according to its original terms and intent.

     Article 11.  Entire Agreement; Amendment.

     11.01. This writing represents the entire Agreement and understanding of the parties with respect to the subject matter hereof and supersedes all prior written or oral agreements, representations and understandings relating to the subject matter hereof.

     11.02. Other than as expressly set forth in this Agreement, the rights, privileges and priorities of any of the Common Shares or Series A Shares held by Pool Members (including but not limited to the right to call, or participate in a call, for a special shareholders meeting) shall not be affected by this Agreement; and the written consent of the Company and of all Pool Members shall be required for any amendment or modification of this Agreement which would have any such effect. Article 2.05 of this Agreement may not be amended or modified without the consent of the Company and all Pool Members.


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     11.03 Except as set forth in Article 11.02, this Agreement may be amended or modified by the written consent of the holders of eighty-five (85%) of all Pooled Shares at the time of the amendment or modification; provided, however, that any amendment or modification that alters the rights or obligations of the Company as set forth in this Agreement shall also require the written consent of the Company.

     Article 12.  Effective Date; Termination.

     12.01. This Agreement shall become effective on the date (the "Effective Date") on which it has been (a) approved by the Company's Board of Directors; and (b) signed by the holders of Pooled Shares entitled to cast fifty (50%) percent or more of the votes entitled to be cast by all shareholders of the Company in any vote of shareholders of the Company; and (c) duly executed by the Company's Chief Executive Officer. Until the Effective Date, this Agreement shall have no effect and shall create no rights or obligations on the part of any signatory. If this Agreement does not become effective before January 1, 1998, it shall be null and void for all purposes. Any holder of Common Shares of the Company who wishes to become a Pool Member by signing this Agreement must do so before January 1, 1998, and any holder of Common Shares who does not execute this Agreement before January 1, 1998, may not do so and may not become a Pool Member, other than (a) through a transfer permitted under
Article 2 above or (b) with the written approval of the Company and of Pool Members holding more than fifty (50%) of the Pooled Shares.

     12.02. This Agreement shall terminate, and be null and void thereafter, on the earlier to occur of (a) December 31, 2002, (b) thirty (30) days after the Company receives notice signed by Pool Members holding more than 50% of the Pooled Shares (at the time of the notice) that those Pool Members desire to terminate this Agreement, or (c) the date on which the votes entitled to be cast on all Pooled Shares constitute less than fifty (50%) percent of the votes entitled to be cast by all shareholders of the Company in any vote of shareholders of the Company; provided, however, that within thirty (30) days after termination of this Agreement, any Pool Member at the time of such termination may deliver a Sale Notice to the Company, in accordance with
Article 2.05, and the Company (but not any other Pool Member) shall thereupon be required to proceed with the purchase of the Offered Shares in accordance with the provisions of Article 2.05 (d)(e) and (f), and no Pool Member shall have any right or obligation to purchase any of the Offered Shares. Upon termination of this Agreement, the Proxies given to the Company, under Article 1.02(f) above, shall terminate


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immediately and any Pool Vote or Pool Majority Notice shall be void and of no effect in connection with any vote of shareholders of the Company held after the effectiveness of such termination (and any consent of shareholders with an effective time after such termination).

     Article 13. General.

     13.01. Whenever in this Agreement the Secretary of the Company is identified the Company may, by notice twenty (20) days notice to all Pool Members substitute in place of the Secretary any other officer of the Company.

     13.02. The Company's Board of Directors, any Director of the Company and/or any member of management of the Company may, at any time, discuss the business of the Company with any Pool Member or group of Pool Members to (among other reasons) informally determine the position of such Pool Member(s) on any issue affecting the Company. Nothing in this Agreement shall obligate the Company or any Pool Member to disclose such discussion, or the information conveyed during such discussion, to any other Pool Member. If, at any time, the Company, in connection with this Agreement, discloses to a Pool Member information which could be regarded as material, non-public information concerning the Company, the Company will so notify the Pool Member.
Thereafter, that Pool Member will treat such information as material, non-public information and will comply with all obligations under federal and state securities laws, including but not limited to prohibition on insider trading.

IN WITNESS WHEREOF, the parties have executed this Agreement on the dates set forth below.


ROY F. WESTON, INC.

By: ___________s/_____________           Date:__1/2/98____________
     President and
     Chief Executive Officer


COUNTERPART SIGNATURE PAGES OF THE POOL MEMBERS ARE ATTACHED HERETO


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                               EXHIBIT A

     Signature Pages to Stock Pooling Agreement (the "Agreement") dated as of the Effective Date (as defined in Article 12.01 of the Agreement) among ROY F. WESTON, Inc. and the parties identified below.

     The undersigned hereby executes and delivers the Agreement, authorizes this signature page to be attached to a counterpart of the Agreement and agrees to be bound by the Agreement.



NAME/TAX ID NUMBER: _____________________


SIGNATURE: ____________________________


ADDRESS: ___________________________________________


NUMBER OF COMMON SHARES: ________________


DATE: ________________

                               Exhibit B

                           IRREVOCABLE PROXY


     The undersigned agrees to, and hereby grants to Roy F. Weston, Inc. (the "Company" or the "Proxyholder"), an irrevocable proxy, to vote and to execute and deliver written consents with respect to, all Common Shares of the Company now or hereafter held by the undersigned beneficially or of record (the "Common Shares") to the same extent and with the same effect as the undersigned might or could do under any applicable laws or regulations governing the rights and powers of shareholders of a Pennsylvania corporation, in connection with any matter requiring or otherwise submitted to a vote of the Company's shareholders, including, without limitation, the election of directors, regardless of (i) whether such vote is sought at an annual or special meeting of the Company's shareholders, or by written consent in lieu of a meeting, or otherwise, or (ii) whether such vote is to be cast in person, or by proxy, or as otherwise permitted by law; provided, however, that the Proxyholder shall vote the Common Shares in accordance with the requirements of the Stock Pooling Agreement dated as of the Effective Date (as defined in Article 12.01 of that Agreement), as amended or supplemented from time to time, by and among the Company, the undersigned and certain other holders of Common Shares of the Company (the "Stock Pooling Agreement").

     The Common Shares subject to this proxy shall be voted strictly in accordance with the provisions of the Stock Pooling Agreement by the Corporate Secretary of the Company or other person designated by the Company's Board of Directors; and the Proxyholder shall have no discretion to vote the Common Shares in any manner other than as determined under the terms of the Stock Pooling Agreement.

     The undersigned hereby affirms that this proxy is being delivered to the Company pursuant to the Stock Pooling Agreement and, as such, is coupled with an interest and is irrevocable. Under the circumstances as provided in the Stock Pooling Agreement, a copy of which is on file with the corporate records of the Company, this proxy may, however, be terminated.

     This proxy revokes any other proxy granted by the undersigned at any time prior to the date hereof with respect to any of the Common Shares.




                   __________________________________


Date:         , 1997